Exhibit 99.1

                    For Immediate Release İ Global Communications İ MetLife, Inc.

MetLife Announces Full Year and Fourth Quarter 2024 Results
NEW YORK, February 5, 2025 - MetLife, Inc. (NYSE: MET) today announced its full year and fourth quarter 2024 results.
Full Year Results Summary
•Net income of $4.2 billion, compared to net income of $1.4 billion for the full year 2023. Net income of $5.94 per share, up 228 percent from the prior year.
•Adjusted earnings of $5.8 billion, compared to adjusted earnings of $5.5 billion for the full year 2023. Adjusted earnings of $8.15 per share, up 12 percent from the prior year.
•Adjusted earnings, excluding total notable items, of $5.8 billion, compared to $5.6 billion for the full year 2023. On a per share basis, adjusted earnings, excluding total notable items, of $8.11, up 11 percent from $7.33 for the full year 2023.
•Book value of $34.28 per share, down 4 percent from $35.85 per share at December 31, 2023.
•Adjusted book value* of $54.81 per share, up 2 percent from $53.75 per share at December 31, 2023.
•Return on equity (ROE) of 16.9 percent.
•Adjusted ROE* of 15.2 percent.
•Holding company cash and liquid assets of $5.1 billion at December 31, 2024, which is above the target cash buffer of $3.0 - $4.0 billion.
Fourth Quarter Results Summary
•Net income of $1.2 billion, or $1.78 per share, compared to net income of $574 million, or $0.77 per share, in the fourth quarter of 2023.
•Adjusted earnings of $1.5 billion, or $2.09 per share, compared to adjusted earnings of $1.4 billion, or $1.83 per share, in the fourth quarter of 2023.
•Adjusted earnings, excluding total notable items, of $1.4 billion, or $2.08 per share, compared to adjusted earnings, excluding total notable items, of $1.4 billion, or $1.93 per share, in the fourth quarter of 2023.
•ROE of 19.6 percent.
•Adjusted ROE* of 15.4 percent; adjusted ROE,* excluding notable items, of 15.3 percent.

"MetLife's strength and resilience were evident in 2024 as we delivered solid fourth quarter and full year results," said MetLife President and Chief Executive Officer Michel Khalaf. "We exceeded our five-year Next Horizon commitments and begin our New Frontier strategy from a position of strength with a greater emphasis on responsible growth."

Fourth Quarter and Full Year 2024 Summary

($ in millions, except per share data)	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Premiums, fees and other revenues	$14,475	$13,687	6%	$52,520	$51,961	1%
Net investment income	5,405	5,366	1%	21,273	19,908	7%
Net investment gains (losses)	(311)	(174)		(1,184)	(2,824)
Net derivative gains (losses)	(903)	149		(1,623)	(2,140)
Total revenues	$18,666	$19,028		$70,986	$66,905

Adjusted premiums, fees and other revenues	$14,437	$13,671	6%	$52,379	$51,966	1%
Adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT)	$11,844	$11,811		$47,530	$46,642	2%

Market risk benefit remeasurement gains (losses)	$764	$(431)		$1,109	$994

Net income (loss)	$1,239	$574	116%	$4,226	$1,380	206%
Net income (loss) per share	$1.78	$0.77	131%	$5.94	$1.81	228%

Adjusted earnings	$1,459	$1,361	7%	$5,796	$5,525	5%
Adjusted earnings per share	$2.09	$1.83	14%	$8.15	$7.25	12%
Adjusted earnings, excluding total notable items	$1,449	$1,437	1%	$5,770	$5,587	3%
Adjusted earnings, excluding total notable items per share	$2.08	$1.93	8%	$8.11	$7.33	11%

Book value per share	$34.28	$35.85	(4)%	$34.28	$35.85	(4)%
Adjusted book value* per share	$54.81	$53.75	2%	$54.81	$53.75	2%

Expense ratio	17.8%	18.6%		19.0%	18.7%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.1%	12.4%		12.1%	12.2%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	21.9%	20.6%		20.9%	20.5%

ROE	19.6%	9.6%		16.9%	5.4%
Adjusted ROE*	15.4%	13.8%		15.2%	13.6%
Adjusted ROE,* excluding total notable items	15.3%	14.6%		15.2%	13.8%
* Beginning with fourth quarter and full year 2024 results and going forward, “adjusted book value” refers to book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA) and certain ceded reinsurance-related embedded derivatives, and “adjusted ROE” refers to ROE, excluding AOCI other than FCTA and certain ceded reinsurance-related embedded derivatives. These changes did not impact prior period amounts.

Information regarding the non-GAAP and other financial measures included in this news release and reconciliation of the non-GAAP financial measures to GAAP measures are in “Non-GAAP and Other Financial Disclosures” below and in the tables that accompany this news release.
Supplemental slides for the fourth quarter of 2024, titled “4Q24 Supplemental Slides and Outlook” are available on the MetLife Investor Relations website at https://investor.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings release. Supplemental information about MetLife's diversified global investment portfolio is contained in the "4Q24 - General Account Assets Under Management Fact Sheet," available on the above-mentioned website. Additionally, further information is available under the heading "Consolidated Company Outlook" in Item 8.01 of the Form 8-K.
Total Company Discussion
MetLife reported fourth quarter 2024 premiums, fees and other revenues of $14.5 billion, up 6 percent compared to the fourth quarter of 2023. Adjusted premiums, fees and other revenues were $14.4 billion, up 6 percent on a reported basis and up 7 percent on a constant currency basis from the prior-year period.
Net investment income was $5.4 billion, up 1 percent from the fourth quarter of 2023, primarily due to higher variable investment income from higher private equity returns, asset growth and higher rates, offset by decreases in the estimated fair value of certain securities that do not qualify as separate accounts under GAAP. Adjusted net investment income was $5.3 billion, up 5 percent, primarily due to higher variable investment income and asset growth.
Net investment losses were $311 million, or $246 million after tax during the quarter, reflecting normal trading activity and a stable credit environment. Net derivative losses amounted to $903 million, or $713 million after tax during the quarter, driven by an increase in long-term interest rates and the strengthening of the U.S. dollar versus the yen.
Net income was $1.2 billion, compared to net income of $574 million in the fourth quarter of 2023. The increase was primarily driven by market risk benefit remeasurement gains and the positive impact of higher adjusted earnings. This was partially offset by higher net derivative losses. On a per-share basis, net income was $1.78, compared to net income of $0.77 in the prior-year period.
MetLife reported adjusted earnings of $1.5 billion, up 7 percent on a reported basis, and up 10 percent on a constant currency basis, from the fourth quarter of 2023. On a per-share basis, adjusted earnings were $2.09, up 14 percent from the prior-year period.

Adjusted Earnings by Segment Summary

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
Segment	Change from prior-year period (on a reported basis)	Change from prior-year period (on a constant currency basis)	Change from prior year	Change from prior year (on a constant currency basis)
Group Benefits	(11)%		(3)%
Retirement and Income Solutions (RIS)	(8)%		(2)%
Asia	50%	52%	26%	30%
Latin America	(3)%	10%	5%	11%
Europe, the Middle East and Africa (EMEA)	26%	31%	7%	12%
MetLife Holdings	(2)%		(12)%

Business Discussions
All comparisons of the results for the fourth quarter of 2024 in the business discussions that follow are with the fourth quarter of 2023, unless otherwise noted.

GROUP BENEFITS

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change
Adjusted earnings	$416	$466	(11)%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$416	$466	(11)%
Adjusted premiums, fees and other revenues	$6,184	$6,001	3%

•Adjusted earnings were $416 million, down 11 percent, primarily driven by lower non-medical health underwriting margins.
•Adjusted premiums, fees and other revenues were $6.2 billion, up 3 percent, driven by growth in core and voluntary products.
•Sales were up 8 percent for the year, primarily driven by strong growth in national accounts.

RIS

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change
Adjusted earnings	$386	$421	(8)%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$386	$421	(8)%
Adjusted premiums, fees and other revenues	$3,620	$2,883	26%
Adjusted premiums, fees and other revenues, excluding PRT	$1,027	$1,023	—%

•Adjusted earnings were $386 million, down 8 percent, driven by lower recurring interest margins and less favorable underwriting, partially offset by higher variable investment income.
•Adjusted premiums, fees and other revenues were $3.6 billion, up 26 percent, driven by PRT, which includes UK funded reinsurance.
•Excluding PRT, adjusted premiums, fees and other revenues were $1.0 billion, essentially flat.
•Sales were up 45 percent for the year, driven by most products, including U.S. pension risk transfer deals.

ASIA

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change	Constant currency change
Adjusted earnings	$443	$296	50%	52%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$443	$296	50%	52%
Adjusted premiums, fees and other revenues	$1,635	$1,705	(4)%	(1)%
Asia general account assets under management (at amortized cost)	$129,959	$130,093	—%	5%

•Adjusted earnings were $443 million, up 50 percent on a reported basis, and up 52 percent on a constant currency basis, driven by higher variable investment income and favorable underwriting.
•Adjusted premiums, fees and other revenues were $1.6 billion, down 4 percent on a reported basis, and down 1 percent on a constant currency basis.
•Asia general account assets under management (at amortized cost) were $130.0 billion, essentially flat on a reported basis and up 5 percent on a constant currency basis.
•Sales were $513 million, down 15 percent on a constant currency basis, driven by lower sales in Japan, partially offset by growth in Korea and India.

LATIN AMERICA

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change	Constant currency change
Adjusted earnings	$201	$207	(3)%	10%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$201	$207	(3)%	10%
Adjusted premiums, fees and other revenues	$1,438	$1,486	(3)%	9%

•Adjusted earnings were $201 million, down 3 percent on a reported basis, and up 10 percent on a constant currency basis, driven by higher volume growth, partially offset by lower Chilean encaje returns.
•Adjusted premiums, fees and other revenues were $1.4 billion, down 3 percent on a reported basis, and up 9 percent on a constant currency basis, with strong growth and solid persistency across the region.
•Sales were $335 million, up 9 percent on a constant currency basis, led by growth in key markets.

EMEA

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change	Constant currency change
Adjusted earnings	$59	$47	26%	31%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$59	$47	26%	31%
Adjusted premiums, fees and other revenues	$652	$595	10%	13%

•Adjusted earnings were $59 million, up 26 percent on a reported basis and 31 percent on a constant currency basis, due to volume growth and lower tax charges.
•Adjusted premiums, fees and other revenues were $652 million, up 10 percent on a reported basis and up 13 percent on a constant currency basis due to strong sales across the region.
•Sales were $251 million, up 28 percent on a constant currency basis.

METLIFE HOLDINGS

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change
Adjusted earnings	$153	$156	(2)%
Notable item(s)	$0	$0
Adjusted earnings ex. notables	$153	$156	(2)%
Adjusted premiums, fees and other revenues	$815	$901	(10)%

•Adjusted earnings were $153 million, down 2 percent, primarily as a result of the reinsurance transaction completed in 2023, partially offset by favorable life underwriting margins.
•Adjusted premiums, fees and other revenues were $815 million, down 10 percent.

CORPORATE & OTHER

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change
Adjusted earnings	$(199)	$(232)
Notable item(s)	$10	$(76)
Adjusted earnings ex. notables	$(209)	$(156)

•Adjusted loss of $199 million, compared to an adjusted loss of $232 million in the prior-year period.

INVESTMENTS

($ in millions)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Change
Adjusted net investment income	$5,301	$5,047	5%

•Adjusted net investment income was $5.3 billion, up 5 percent, driven by variable investment income. Recurring investment income was $5.0 billion, essentially flat compared to the prior-year period. Variable investment income was $293 million, compared to $63 million in the prior-year period, primarily driven by higher private equity returns.

FOURTH QUARTER 2024 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three Months Ended December 31, 2024
Notable Items	Group Benefits	RIS	Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
Litigation reserves and settlement costs	$0	$0	$0	$0	$0	$0	$(47)	$(47)
Tax adjustments	$0	$0	$0	$0	$0	$0	$57	$57
Total notable items	$0	$0	$0	$0	$0	$0	$10	$10

###

Contacts:     For Media:     Dave Franecki (973) 264-7465, Dave.Franecki@metlife.com
For Investors:      John Hall (212) 578-7888, John.A.Hall@metlife.com

About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its combined fourth quarter and full year 2024 earnings and outlook conference call and audio webcast on Thursday, February 6, 2025, from 9-10 a.m. (ET). The conference call will be available live via the internet. To listen to the conference call, click the following link to register (https://registrations.events/direct/Q4I757070).

The conference call will be available for replay via telephone and the internet beginning at 11:00 a.m. (ET) on Thursday, February 6, 2025, until Thursday, February 13, 2025, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-770-2030 (U.S.) or 647-362-9199 (outside the U.S.). The Conference ID for the replay is 75707. To access the replay of the conference call via the internet, visit the MetLife Investor Relations webpage

(https://investor.metlife.com).

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	adjusted book value per share;	(vi)	adjusted book value per common share;
(vii)	return on equity; and	(vii)	return on MetLife, Inc.’s common stockholders’ equity; and
(viii)	adjusted return on equity.	(viii)	adjusted return on MetLife, Inc.’s common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance our investors' understanding of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment.
The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	total adjusted revenues;	(i)	total revenues;
(ii)	total adjusted expenses;	(ii)	total expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees and other revenues, excluding PRT;	(iv)	premiums, fees and other revenues;
(v)	adjusted net investment income;	(v)	net investment income;
(vi)	adjusted earnings available to common shareholders;	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(vii)	adjusted earnings available to common shareholders, excluding total notable items;	(vii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(viii)	adjusted earnings available to common shareholders per diluted common share;	(viii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;

(ix)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(ix)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(x)	adjusted return on equity;	(x)	return on equity;
(xi)	adjusted return on equity, excluding total notable items;	(xi)	return on equity;
(xii)	investment portfolio gains (losses);	(xii)	net investment gains (losses);
(xiii)	derivative gains (losses);	(xiii)	net derivative gains (losses);
(xiv)	adjusted capitalization of deferred policy acquisition costs (DAC);	(xiv)	capitalization of DAC;
(xv)	total MetLife, Inc.’s adjusted common stockholders’ equity;	(xv)	total MetLife, Inc.’s stockholders’ equity;
(xvi)	total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items;	(xvi)	total MetLife, Inc.’s stockholders’ equity;
(xvii)	adjusted book value per common share;	(xvii)	book value per common share;
(xviii)	adjusted other expenses;	(xviii)	other expenses;
(xix)	adjusted other expenses, net of adjusted capitalization of DAC;	(xix)	other expenses, net of capitalization of DAC;
(xx)	adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses;	(xx)	other expenses, net of capitalization of DAC;
(xxi)	adjusted expense ratio;	(xxi)	expense ratio;
(xxii)	adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT;	(xxii)	expense ratio;
(xxiii)	direct expenses;	(xxiii)	other expenses;
(xxiv)	direct expenses, excluding total notable items related to direct expenses;	(xxiv)	other expenses;
(xxv)	direct expense ratio;	(xxv)	expense ratio;
(xxvi)	direct expense ratio, excluding total notable items related to direct expenses and PRT;	(xxvi)	expense ratio;
(xxvii)	future policy benefits at original discount rate; and	(xxvii)	future policy benefits at balance sheet discount rate; and
(xxviii)	free cash flow of all holding companies.	(xxviii)	MetLife, Inc. (parent company only) net cash provided by (used in) operating activities.
Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and applied to the comparable prior period (“constant currency basis”).
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at https://investor.metlife.com.
MetLife’s definitions of non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures
•adjusted earnings;
•adjusted earnings available to common shareholders;

•adjusted earnings available to common shareholders on a constant currency basis;
•adjusted earnings available to common shareholders, excluding total notable items;
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;
•adjusted earnings available to common shareholders per diluted common share;
•adjusted earnings available to common shareholders on a constant currency basis per diluted common share;
•adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and
•adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.
Adjusted earnings is used by the Company’s chief operating decision maker, its chief executive officer, to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is MetLife’s GAAP measure of segment performance. Adjusted earnings and related measures based on adjusted earnings are also the measures by which senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and related measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted earnings, along with the related adjusted revenues, adjusted expenses and adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of (i) market volatility which could distort trends, (ii) asymmetrical and non-economic accounting, (iii) revenues and costs related to divested businesses, and (iv) other adjustments. Also, adjusted earnings and related measures exclude results of discontinued operations under GAAP.
Market volatility can have a significant impact on MetLife’s financial results. Adjusted earnings excludes net investment gains (losses), net derivative gains (losses), market risk benefits remeasurement gains (losses) and goodwill impairments. Further, net investment income excludes adjusted earnings adjustments relating to joint ventures accounted for under the equity method ("Joint venture adjustments"), and policyholder benefits and claims exclude (i) changes in the discount rate on certain annuitization guarantees accounted for as additional liabilities and (ii) market value adjustments.
Asymmetrical and non-economic accounting adjustments are made to the line items indicated in calculating adjusted earnings:
•Net investment income includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment hedge adjustments").
•Other revenues include settlements of foreign currency earnings hedges and exclude asymmetrical accounting associated with in-force reinsurance.
•Policyholder benefits and claims excludes (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments, (iii) asymmetrical accounting associated with in-force reinsurance, and (iv) non-economic losses incurred at contract inception for certain single premium annuity business. These losses are amortized into adjusted earnings within policyholder benefits and claims over the estimated lives of the contracts.
•Policyholder liability remeasurement gains (losses) excludes asymmetrical accounting associated with in-force reinsurance.
•Interest credited to policyholder account balances excludes amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments and asymmetrical accounting associated with in-force reinsurance.
Divested businesses are those that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP. Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.
Other adjustments are made in calculating adjusted earnings:
•Net investment income and interest credited to policyholder account balances excludes certain amounts related to contractholder-directed equity securities ("Unit-linked contract income") and ("Unit-linked contract costs"). Net investment income excludes returns on invested assets (including cash and cash equivalents) subject to ceded reinsurance arrangements with third parties ("Reinsurance adjustments").
•Other revenues include fee revenue on synthetic guaranteed interest contracts ("GICs") accounted for as freestanding derivatives.
•Other revenues exclude and other expenses include fees received in connection with services provided under transition service agreements.
•Other expenses exclude (i) Reinsurance adjustments, (ii) implementation of new insurance regulatory requirements and other costs, and (iii) acquisition, integration and other related costs. Other expenses include (i) deductions for net income attributable to noncontrolling interests, and (ii) benefits accrued on synthetic GICs accounted for as freestanding derivatives.
Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, as well as investment portfolio gains (losses) of divested businesses. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).
Return on equity and related measures
•Total MetLife, Inc.’s adjusted common stockholders’ equity: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI (AOCI other than FCTA) and the estimated fair value of certain ceded reinsurance-related embedded derivatives, all net of income tax.

•Total MetLife, Inc.’s adjusted common stockholders’ equity, excluding total notable items: total MetLife, Inc.’s common stockholders’ equity, excluding unrealized investment gains (losses), net of related offsets, deferred gains (losses) on derivatives, future policy benefits discount rate remeasurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and defined benefit plans adjustment components of AOCI (AOCI other than FCTA), the estimated fair value of certain ceded reinsurance-related embedded derivatives and total notable items, all net of income tax.
•Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average adjusted common stockholders' equity.
•Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items: adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average adjusted common stockholders' equity, excluding total notable items.
The above measures represent a level of equity that excludes most components of AOCI, such as unrealized investment gains (losses) and future policy benefits discount rate remeasurement gains (losses), as well as the impact of certain ceded reinsurance-related embedded derivatives, as these amounts are primarily driven by market volatility.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures
•Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues.
•Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. Direct expenses are comprised of employee-related costs, third-party staffing costs, and general and administrative expenses.
•Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
•Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues.
•Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT.
Asia general account (GA) assets under management (GA AUM) and related measures
Asia GA AUM is used by MetLife to describe assets in its Asia GA investment portfolio. Asia GA AUM is stated at estimated fair value and is comprised of Asia GA total investments, the portion of the Asia GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, excluding policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties ("net mortgage loans") (including commercial ("net commercial mortgage loans"), agricultural ("net agricultural mortgage loans") and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in Asia GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from Asia GA AUM.
Asia GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on net mortgage loans (including net commercial mortgage loans, net agricultural mortgage loans and residential mortgage loans) and real estate and real estate joint ventures. Asia GA AUM (at amortized cost) is presented net of related allowance for credit loss.
Statistical sales information:
•Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products.
•RIS: calculated using 10% of single premium contracts, on and off-balance sheet deposits, and the contract value for new UK longevity reinsurance contracts, and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate-owned life insurance.
•Asia, Latin America and EMEA: calculated using 10% of single premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group).
Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.
The following additional information is relevant to an understanding of MetLife’s performance results and outlook:
•Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.
•PRT includes UK funded reinsurance.
•Holding company cash and liquid assets are held by MetLife, Inc. collectively with other MetLife holding companies and include cash and cash equivalents, short term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with securities lending, repurchase agreements, derivatives, regulatory deposits, the collateral financing arrangement, funding agreements and secured borrowings, as well as amounts held in the closed block.
•MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.
•Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders.

•We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” "are confident," “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” "target," “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:
(1)economic condition difficulties, including risks relating to interest rates, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security;
(2)global capital and credit market adversity;
(3)credit facility inaccessibility;
(4)financial strength or credit ratings downgrades;
(5)unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers' credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;
(6)statutory life insurance reserve financing costs or limited market capacity;
(7)legal, regulatory, and supervisory and enforcement policy changes;
(8)changes in tax rates, tax laws or interpretations;
(9)litigation and regulatory investigations;
(10)unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;
(11)MetLife, Inc.’s inability to pay dividends and repurchase common stock;
(12)MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;
(13)investment defaults, downgrades, or volatility;
(14)investment sales or lending difficulties;
(15)collateral or derivative-related payments;
(16)investment valuations, allowances, or impairments changes;
(17)claims or other results that differ from our estimates, assumptions, or models;

(18)global political, legal, or operational risks;
(19)business competition;
(20)technological changes;
(21)catastrophes;
(22)climate changes or responses to it;
(23)deficiencies in our closed block;
(24)goodwill or other asset impairment, or deferred income tax asset allowance;
(25)impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;
(26)product guarantee volatility, costs, and counterparty risks;
(27)risk management failures;
(28)insufficient protection from operational risks;
(29)failure to protect confidentiality, integrity or availability of systems or data or other cybersecurity or disaster recovery failures;
(30)accounting standards changes;
(31)excessive risk-taking;
(32)marketing and distribution difficulties;
(33)pension and other postretirement benefit assumption changes;
(34)inability to protect our intellectual property or avoid infringement claims;
(35)acquisition, integration, growth, disposition, or reorganization difficulties;
(36)Brighthouse Financial, Inc. separation risks;
(37)MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and
(38)legal- and corporate governance-related effects on business combinations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Consolidated Statements of Operations
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Premiums	$12,617	$11,786	$44,945	$44,283
Universal life and investment-type product policy fees	1,217	1,241	4,974	5,152
Net investment income	5,405	5,366	21,273	19,908
Other revenues	641	660	2,601	2,526
Net investment gains (losses)	(311)	(174)	(1,184)	(2,824)
Net derivative gains (losses)	(903)	149	(1,623)	(2,140)
Total revenues	18,666	19,028	70,986	66,905

Expenses
Policyholder benefits and claims	12,572	11,779	44,728	44,590
Policyholder liability remeasurement (gains) losses	(42)	(3)	(206)	(45)
Market risk benefit remeasurement (gains) losses	(764)	431	(1,109)	(994)
Interest credited to policyholder account balances	2,012	2,405	8,339	7,860
Policyholder dividends	150	159	595	622
Amortization of DAC, VOBA and negative VOBA	517	498	2,021	1,926
Interest expense on debt	259	269	1,037	1,045
Other expenses, net of capitalization of DAC	2,581	2,549	9,959	9,739
Total expenses	17,285	18,087	65,364	64,743

Income (loss) before provision for income tax	1,381	941	5,622	2,162
Provision for income tax expense (benefit)	106	327	1,178	560
Net income (loss)	1,275	614	4,444	1,602
Less: Net income (loss) attributable to noncontrolling interests	4	7	18	24
Net income (loss) attributable to MetLife, Inc.	1,271	607	4,426	1,578
Less: Preferred stock dividends	32	33	200	198
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,239	$574	$4,226	$1,380

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2024		2023		2024		2023
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$1,239	$1.78	$574	$0.77	$4,226	$5.94	$1,380	$1.81

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	(311)	(0.45)	(174)	(0.23)	(1,184)	(1.67)	(2,824)	(3.70)
Net derivative gains (losses)	(903)	(1.29)	149	0.20	(1,623)	(2.28)	(2,140)	(2.81)
Market risk benefit remeasurement gains (losses)	764	1.09	(431)	(0.58)	1,109	1.56	994	1.30
Premiums	15	0.02	—	—	31	0.04	—	—
Universal life and investment-type product policy fees	—	—	—	—	—	—	—	—
Net investment income	104	0.15	319	0.43	601	0.85	159	0.21
Other revenues	23	0.03	16	0.02	110	0.15	(5)	(0.01)
Policyholder benefits and claims and policyholder dividends	(12)	(0.02)	36	0.05	18	0.03	5	0.01
Policyholder liability remeasurement (gains) losses	—	—	—	—	—	—	—	—
Interest credited to policyholder account balances	(180)	(0.23)	(685)	(0.93)	(1,184)	(1.67)	(1,251)	(1.65)
Capitalization of DAC	—	—	—	—	—	—	—	—
Amortization of DAC, VOBA and negative VOBA	—	—	—	—	—	—	—	—
Interest expense on debt	—	—	—	—	—	—	—	—
Other expenses	(68)	(0.10)	(16)	(0.02)	(117)	(0.16)	(93)	(0.12)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	352	0.50	6	0.01	687	0.97	1,034	1.36
Add: Net income (loss) attributable to noncontrolling interests	4	0.01	7	0.01	18	0.03	24	0.03
Preferred stock redemption premium	—	—	—	—	—	—	—	—
Adjusted earnings available to common shareholders	1,459	2.09	1,361	1.83	5,796	8.15	5,525	7.25
Less: Total notable items	10	0.01	(76)	(0.10)	26	0.04	(62)	(0.08)
Adjusted earnings available to common shareholders, excluding total notable items	$1,449	$2.08	$1,437	$1.93	$5,770	$8.11	$5,587	$7.33

Adjusted earnings available to common shareholders on a constant currency basis	$1,459	$2.09	$1,329	$1.79	$5,796	$8.15	$5,430	$7.12
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$1,449	$2.08	$1,405	$1.89	$5,770	$8.11	$5,492	$7.20

Weighted average common shares outstanding - diluted		697.9		743.4		711.1		762.3

See footnotes on last page.

MetLife, Inc.
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Premiums, Fees and Other Revenues
Premiums, fees and other revenues	$14,475	$13,687	$52,520	$51,961
Less: Adjustments to premiums, fees and other revenues:
Asymmetrical and non-economic accounting	34	29	158	29
Other adjustments	(11)	(13)	(48)	(34)
Divested businesses	15	—	31	—
Adjusted premiums, fees and other revenues	$14,437	$13,671	$52,379	$51,966

Adjusted premiums, fees and other revenues, on a constant currency basis	$14,437	$13,440	$52,379	$51,966
Less: PRT	2,593	1,860	4,849	5,324
Adjusted premiums, fees and other revenues, excluding PRT, on a constant currency basis	$11,844	$11,580	$47,530	$46,642

Net Investment Income
Net investment income	$5,405	$5,366	$21,273	$19,908
Less: Adjustments to net investment income
Investment hedge adjustments	(127)	(253)	(604)	(1,012)
Joint venture adjustments	16	(8)	82	(12)
Unit-linked contract income and reinsurance adjustments	214	580	1,122	1,183
Divested businesses	1	—	1	—
Adjusted net investment income	$5,301	$5,047	$20,672	$19,749

Revenues and Expenses
Total revenues	$18,666	$19,028	$70,986	$66,905
Less: Adjustments to total revenues:
Net investment gains (losses)	(311)	(174)	(1,184)	(2,824)
Net derivative gains (losses)	(903)	149	(1,623)	(2,140)
Investment hedge adjustments	(127)	(253)	(604)	(1,012)
Asymmetrical and non-economic accounting	34	29	158	29
Joint venture adjustments	16	(8)	82	(12)
Unit-linked contract income and reinsurance adjustments	214	580	1,122	1,183
Other adjustments	(11)	(13)	(48)	(34)
Divested businesses	16	—	32	—
Total adjusted revenues	$19,738	$18,718	$73,051	$71,715

Total expenses	$17,285	$18,087	$65,364	$64,743
Less: Adjustments to total expenses:
Market risk benefit remeasurement (gains) losses	(764)	431	(1,109)	(994)
Goodwill impairment	—	—	—	—
Asymmetrical and non-economic accounting	46	129	322	247
Market volatility	(49)	(62)	(256)	(184)
Unit-linked contract costs and reinsurance adjustments	215	582	1,111	1,183
Other adjustments	25	7	49	55
Divested businesses	23	9	57	38
Total adjusted expenses	$17,789	$16,991	$65,190	$64,398

See footnotes on last page.

MetLife, Inc.
(In millions, except per share and ratio data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Expense Detail and Ratios

Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC
Capitalization of DAC	$(719)	$(728)	$(2,833)	$(2,917)
Less: Divested businesses	—	—	—	—
Adjusted capitalization of DAC	$(719)	$(728)	$(2,833)	$(2,917)

Reconciliation of Other Expenses to Adjusted Other Expenses
Other expenses	$3,300	$3,277	$12,792	$12,656
Less: Reinsurance adjustments	30	—	30	—
Less: Other adjustments	25	7	49	55
Less: Divested businesses	13	9	38	38
Adjusted other expenses	$3,232	$3,261	$12,675	$12,563

Other Detail and Ratios
Other expenses, net of capitalization of DAC	$2,581	$2,549	$9,959	$9,739

Premiums, fees and other revenues	$14,475	$13,687	$52,520	$51,961

Expense ratio	17.8%	18.6%	19.0%	18.7%

Direct expenses	$1,396	$1,559	$5,611	$5,808
Less: Total notable items related to direct expenses	(152)	96	(152)	96
Direct expenses, excluding total notable items related to direct expenses	$1,548	$1,463	$5,763	$5,712

Adjusted other expenses	$3,232	$3,261	$12,675	$12,563
Adjusted capitalization of DAC	(719)	(728)	(2,833)	(2,917)
Adjusted other expenses, net of adjusted capitalization of DAC	2,513	2,533	9,842	9,646
Less: Total notable items related to adjusted other expenses	(85)	96	(85)	96
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$2,598	$2,437	$9,927	$9,550

Adjusted premiums, fees and other revenues	$14,437	$13,671	$52,379	$51,966
Less: PRT	2,593	1,860	4,849	5,324
Adjusted premiums, fees and other revenues, excluding PRT	$11,844	$11,811	$47,530	$46,642

Direct expense ratio	9.7%	11.4%	10.7%	11.2%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.1%	12.4%	12.1%	12.2%
Adjusted expense ratio	17.4%	18.5%	18.8%	18.6%
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	21.9%	20.6%	20.9%	20.5%

See footnotes on last page.

MetLife, Inc.
(In millions, except per share data)

	December 31,
Equity Details	2024	2023
Total MetLife, Inc.'s stockholders' equity	$27,445	$30,015
Less: Preferred stock	3,818	3,818
MetLife, Inc.'s common stockholders' equity	23,627	26,197
Less: Unrealized investment gains (losses), net of related offsets and income tax	(19,402)	(14,506)
Deferred gains (losses) on derivatives, net of income tax	370	183
Future policy benefits discount rate remeasurement gain (losses), net of income tax	6,529	2,658
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(71)	27
Defined benefit plans adjustment, net of income tax	(1,442)	(1,446)
Estimated fair value of certain ceded reinsurance-related embedded derivatives, net of income tax	(129)	—
Total MetLife, Inc.'s adjusted common stockholders' equity	37,772	39,281
Less: Accumulated year-to-date total notable items, net of income tax	26	(62)
Total MetLife, Inc.'s adjusted common stockholders' equity, excluding total notable items	$37,746	$39,343

	December 31,
Book Value (2)	2024	2023
Book value per common share	34.28	35.85
Less: Unrealized investment gains (losses), net of related offsets and income tax	(28.15)	(19.85)
Deferred gains (losses) on derivatives, net of income tax	0.54	0.25
Future policy benefits discount rate remeasurement gain (losses), net of income tax	9.46	3.64
Market risk benefits instrument-specific credit risk remeasurement gains (losses), net of income tax	(0.10)	0.04
Defined benefit plans adjustment, net of income tax	(2.09)	(1.98)
Estimated fair value of certain ceded reinsurance-related embedded derivatives, net of income tax	(0.19)	—
Adjusted book value per common share	$54.81	$53.75

Common shares outstanding, end of period (3)	689.2	730.8

	For the Three Months Ended		For the Year Ended
	December 31, (4)		December 31,
Return on Equity	2024	2023	2024	2023
Return on MetLife, Inc.'s:
Common stockholders' equity	19.6%	9.6%	16.9%	5.4%

Adjusted return on MetLife, Inc.'s:
Adjusted common stockholders' equity	15.4%	13.8%	15.2%	13.6%
Adjusted common stockholders' equity, excluding total notable items	15.3%	14.6%	15.2%	13.8%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Average Common Stockholders' Equity	2024	2023	2024	2023
Average common stockholders' equity	$25,347	$24,019	$25,008	$25,784
Average adjusted common stockholders' equity	$37,867	$39,368	$38,084	$40,599
Average adjusted common stockholders' equity, excluding total notable items	$37,846	$39,392	$38,076	$40,608

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Group Benefits (5):

Adjusted earnings available to common shareholders	$416	$466	$1,606	$1,655
Less: Total notable items	—	—	(58)	27
Adjusted earnings available to common shareholders, excluding total notable items	$416	$466	$1,664	$1,628

Adjusted premiums, fees and other revenues	$6,184	$6,001	$24,870	$23,929

Retirement & Income Solutions (5):

Adjusted earnings available to common shareholders	$386	$421	$1,667	$1,708
Less: Total notable items	—	—	104	61
Adjusted earnings available to common shareholders, excluding total notable items	$386	$421	$1,563	$1,647

Adjusted premiums, fees and other revenues	$3,620	$2,883	$8,594	$8,832
Less: PRT	2,593	1,860	4,849	5,324
Adjusted premiums, fees and other revenues, excluding PRT	$1,027	$1,023	$3,745	$3,508

Asia:

Adjusted earnings available to common shareholders	$443	$296	$1,621	$1,282
Less: Total notable items	—	—	(41)	(94)
Adjusted earnings available to common shareholders, excluding total notable items	$443	$296	$1,662	$1,376

Adjusted earnings available to common shareholders on a constant currency basis	$443	$291	$1,621	$1,248
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$443	$291	$1,662	$1,342

Adjusted premiums, fees and other revenues	$1,635	$1,705	$6,757	$6,969
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,635	$1,654	$6,757	$6,608

Latin America:

Adjusted earnings available to common shareholders	$201	$207	$881	$840
Less: Total notable items	—	—	4	—
Adjusted earnings available to common shareholders, excluding total notable items	$201	$207	$877	$840

Adjusted earnings available to common shareholders on a constant currency basis	$201	$182	$881	$791
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$201	$182	$877	$791

Adjusted premiums, fees and other revenues	$1,438	$1,486	$5,936	$5,727
Adjusted premiums, fees and other revenues, on a constant currency basis	$1,438	$1,325	$5,936	$5,392

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders (Continued)
(In millions)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

EMEA:

Adjusted earnings available to common shareholders	$59	$47	$283	$265
Less: Total notable items	—	—	(5)	18
Adjusted earnings available to common shareholders, excluding total notable items	$59	$47	$288	$247

Adjusted earnings available to common shareholders on a constant currency basis	$59	$45	$283	$253
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$59	$45	$288	$235

Adjusted premiums, fees and other revenues	$652	$595	$2,548	$2,346
Adjusted premiums, fees and other revenues, on a constant currency basis	$652	$576	$2,548	$2,271

MetLife Holdings (5):

Adjusted earnings available to common shareholders	$153	$156	$647	$733
Less: Total notable items	—	—	12	2
Adjusted earnings available to common shareholders, excluding total notable items	$153	$156	$635	$731

Adjusted premiums, fees and other revenues	$815	$901	$3,272	$3,708

Corporate & Other (5):

Adjusted earnings available to common shareholders	$(199)	$(232)	$(909)	$(958)
Less: Total notable items	10	(76)	10	(76)
Adjusted earnings available to common shareholders, excluding total notable items	$(209)	$(156)	$(919)	$(882)

Adjusted premiums, fees and other revenues	$93	$100	$402	$455

See footnotes on last page.

MetLife, Inc.

	For the Three Months Ended				For the Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31,2024
Variable investment income (post-tax, in millions) (6)
Group Benefits	$4	$3	$2	$1	$10
RIS	73	64	50	71	258
Asia	56	99	44	121	320
Latin America	1	2	8	4	15
EMEA	—	—	—	—	—
MetLife Holdings	55	46	29	29	159
Corporate & Other	16	21	(5)	6	38
Total variable investment income	$205	$235	$128	$232	$800

		Segments: Group Benefits, RIS, Asia, Latin America and EMEA (7)
		Capital Deployed	Value of New Business	Internal Rate of Return	Payback (Years)
Value of new business ($ in billions)
2023		$3.6	$2.6	19%	5
2022		$3.7	$2.3	17%	6
2021		$2.8	$1.9	17%	6
2020		$3.2	$1.9	17%	6
2019		$3.8	$1.8	15%	7

Average asset balances (in billions)
Private equity					$14.3
Real estate and other funds					4.6
Total average asset balances					$18.9

See footnotes on last page.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc.
to Free Cash Flow of All Holding Companies
(In billions, except ratios)

	For the Year Ended December 31,
	2024	2023

MetLife, Inc. (parent company only) net cash provided by operating activities	$4.7	$4.2
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	—	—
Add: Adjustments from net cash provided by operating activities to free cash flow (8)	(0.1)	(0.7)
MetLife, Inc. (parent company only) free cash flow	4.6	3.5
Other MetLife, Inc. holding companies free cash flow (9)	—	0.1
Free cash flow of all holding companies	$4.6	$3.6

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$4.7	$4.2
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$4.2	$1.4
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders (10)	112%	303%

Ratio of free cash flow to adjusted earnings available to common shareholders:
Free cash flow of all holding companies (11)	$4.6	$3.6
Consolidated adjusted earnings available to common shareholders (11)	$5.8	$5.5
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders (11)	79%	66%

See footnotes on last page.

MetLife, Inc.

December 31, 2024
Cash & Capital (12), (13), (14) (in billions)
Holding Companies Cash & Liquid Assets	$5.1

Footnotes

(1)	Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.

(2)	Book values exclude $3,818 million of equity related to preferred stock at both December 31, 2024 and 2023.

(3)	There were share repurchases of approximately $0.4 billion and $3.2 billion for the three months and year ended December 31, 2024, respectively. There were share repurchases of approximately $470 million in January 2025.

(4)	Annualized using quarter-to-date results.

(5)	Results on a constant currency basis are not included as constant currency impact is not significant.

(6)	Assumes a 21% tax rate.

(7)	Excludes MetLife Holdings; Value of New Business is the present value of future profits net of the cost of capital and time value of guarantees from new sales.

(8)	Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

(9)	Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions to subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; (iv) other expenses; (v) dividends and returns of capital to MetLife, Inc. and (vi) investment portfolio and derivatives changes and other, net.

(10)	Including the free cash flow of other MetLife, Inc. holding companies of $0 and $0.1 billion for the years ended December 31, 2024 and 2023, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 112% and 311%, respectively.

(11)	i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2024, was positively impacted by notable items, primarily related to tax adjustments of $0.1 billion, net of income tax, and actuarial assumption review and other insurance adjustments of $0.02 billion, net of income tax, offset by litigation reserves and settlement costs of ($0.05) billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2024, would be 79%.
ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2023, was negatively impacted by notable items, related to litigation reserves and settlement costs of ($0.1) billion, net of income tax, offset by actuarial assumption review and other insurance adjustments of $0.01 billion, net of income tax. Excluding these notable items from the denominator of the ratio, the adjusted free cash flow ratio for 2023, would be 65%.

(12)	The 2024 combined U.S. risk based capital (RBC) ratio is estimated to be above MetLife's 360% target on an NAIC basis. This ratio includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end.

(13)	The total U.S. statutory adjusted capital is expected to be approximately $17.4 billion at December 31, 2024, down 1% from September 30, 2024. This balance includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company.

(14)	The expected Japan solvency margin ratio as of December 31, 2024 is approximately 675%.